IRET Announces Date of 2nd Quarter 2020 Earnings Release and Provides June Operating Performance Update

MINNEAPOLIS, MN, July 14, 2020 – IRET (NYSE: IRET) announced today that it will release its second quarter 2020 operating results after the market closes on Monday, August 3, 2020 and provided a business update related to the impacts of COVID-19 on its multifamily operations.
Operating Performance Update
IRET provided the following updates regarding June operating performance:

•	Collections were 100% of total revenues for June 2020 and 99.1% for the three months ended June 30, 2020.

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In June 2020, IRET entered into a total of 16 rental deferral agreements representing $23,000 of scheduled rent. For the three months ended June 30, 2020, IRET entered into a total of $212,000, or 0.50%, of scheduled rent. As of June 30, 2020, $68,000 or 0.16% of second quarter revenues remained outstanding under the rental deferment agreements.

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Weighted average occupancy across our portfolio was 94.0% for June 2020 and 94.5% for the three months ended June 30, 2020 versus 93.8% and 94.3% for the respective comparable periods for the prior year.

Conference Call
Management will host a conference call to discuss its second quarter 2020 operating results on Tuesday, August 4, 2020, at 10:00 a.m. Eastern Time. The company expects to be able to report not only second quarter results, but also provide an update on July results.

Interested parties may access the live conference call via the following:

Live webcast: http://ir.iretapartments.com
Live Conference Call		Conference Call Replay
Tuesday August 4, 2020, at 10:00 AM ET		Replay available until August 18, 2020
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll-Free Number	1-412-902-4132	International Toll-Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10145476
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of March 31, 2020, we owned interests in 70 apartment communities consisting of 12,135 apartment homes. IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET-PC," respectively). IRET's press releases and supplemental information are available on its website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
Contact Information
Emily Miller
Investor Relations
Phone: 701-837-7104
E-mail: IR@iret.com